STOCK OPTION AGREEMENT
                             ----------------------

                          MERLIN SOFTWARE TECHNOLOGIES
                               INTERNATIONAL, INC.

     THIS is entered into as of the 4th day of October, 2000 (the "Date of Grant")

BETWEEN:

MERLIN SOFTWARE TECHNOLOGIES INTERNATIONAL, INC., a company incorporated pursuant to the laws of the State of Nevada, of Suite 201 - 4199 Lougheed
Highway,  Burnaby,  British  Columbia,  Canada

(  "Company")

AND:

WEBB  GREEN,  of  5932  California Avenue, S.W., Seattle, Washington, USA  98163

(  "Optionee")

A. The Board of Directors of the Company (the "Board") has approved and adopted the 2000 Stock Option Plan (the "Plan"), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common stock, without par value, of the Company (the "Common Stock");

B. The Plan provides for the granting of stock options that either (i) are intended to qualify as "Incentive Stock Options" within the meaning of
Section  422  of  the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) do not qualify under Section 422 of the Code ("Non-Qualified Stock Options"); and

C. The Board has authorized the grant to Optionee of options to purchase a total of 36,000 shares of Common Stock (the "Options"), which Options are intended to be (select one):

          [X]  Incentive  Stock  Options
          [ ]  Non-Qualified  Stock  Options;

          NOW THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, 36,000 shares of

Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1. Exercise Price. The exercise price of the options shall be US$1.75 per share.

2. Limitation on the Number of Shares. If the Options granted hereby are Incentive Stock Options, the number of shares which may be acquired upon exercise thereof is subject to the limitations set forth in Section 5(a) of the Plan.

3. Vesting Schedule. The Options are exercisable in accordance with the following vesting schedule:

(a) 3,000 Options per month may be exercised, commencing on October 5, 2000, and every 30 days thereafter, for a period of 12 months.

4. Options not Transferable. The Options may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided, however, that if the Options represent a Non-Qualified Stock Option, such Option is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

5. Investment Intent. By accepting the Options, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Options will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

6. Termination of Employment and Options. Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(a) Expiration. Ten (10) years; except, that the expiration date of any Incentive Stock Option granted to a greater than ten percent (> 10%) shareholder of the Company shall not be later than five (5) years from the Date of Grant.

(b) Termination for Cause. The date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator).

(c) Termination Due to Death or Disability. The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee's employment or contractual relationship by reason of disability (as defined in Section 5(g) of the Plan). If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution.

(d) Termination Due to Cessation of Service as a Director. The expiration of ninety (90) days from the date an Optionee, if a director of the Company, ceases to serve as a director of the Company.

(e) Termination for Any Other Reason. The expiration of three (3) months from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined in Section 5(g) of the Plan).

Each unvested Option granted pursuant hereto shall terminate immediately upon termination of the Optionee's employment or contractual relationship with the Company for any reason whatsoever, including death or Disability unless vesting is accelerated in accordance with Section 5(f) of the Plan.

7. Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

8. Exercise of Option. Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5(m) of the Plan) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

          Each exercise of the Options shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased. In addition to payment in cash by certified check or cashier's check, an Optionee or transferee of an Option may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(a) by delivering to the Company shares of Common Stock previously held by such person or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate purchase price to be paid by the Optionee upon such exercise;

(b) by delivering a properly executed exercise notice together with irrevocable instructions to a broker promptly to sell or margin a sufficient portion of the shares and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

(c) by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

It is a condition precedent to the issuance of shares of Common Stock that the Optionee execute and deliver to the Company a Stock Transfer Agreement, in a form acceptable to the Company, to the extent required pursuant to the terms thereof.

9. Holding period for Incentive Stock Options. Period for Incentive Stock Options. In order to obtain the tax treatment provided for Incentive Stock Options by Section 422 of the Code, the shares of Common Stock received upon exercising any Incentive Stock Options received pursuant to this Agreement must be sold, if at all, after a date which is later of two (2) years from the date of this agreement is entered into or one (1) year from the date upon which the Options are exercised. The Optionee agrees to report sales of shares prior to the above determined date to the Company within one (1) business day after such sale is concluded. The Optionee also agrees to pay to the Company, within five
(5) business days after such sale is concluded, the amount necessary for the Company to satisfy its withholding requirement required by the Code in the manner specified in Section 5(1)(2) of the Plan. Nothing in this Section 9 is intended as a representation that Common Stock may be sold without registration under state and federal securities laws or an exemption therefrom or that such registration or exemption will be available at any specified time.

10. Subject to 2000 Stock Option Plan. The terms of the Options are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Company.

11. Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Common Stock. Without limiting other matters to be considered, the Optionee should consider whether upon the exercise of Options, the Optionee will file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code.

12. No Employment Relationship. Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's right to terminate Optionee's employment at any time, which right is hereby reserved.

13. Entire Agreement. This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

14. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

The  Company:     Merlin  Software  Technologies  International,  Inc.
                  Suite  201  -  4199  Lougheed  Hwy.
                  Burnaby,  British  Columbia  V5C  3Y6
                  Attention:  Robert  Heller,  President

With a copy to:   Clark,  Wilson
                  Barristers  and  Solicitors
                  Suite  800  -  885  West  Georgia  Street
                  Vancouver,  British  Columbia  V6C  3H1
                  Attention:  Virgil  Z.  Hlus

The  Optionee:    Webb  Green
                  5932  California  Avenue,  SW
                  Seattle,  WA  98136

MERLIN  SOFTWARE  TECHNOLOGIES
INTERNATIONAL,  INC.

Per:     /s/  Trevor  McConnell
         Authorized  Signatory

THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS
CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL

SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

                                    EXHIBIT A
                                    ---------

                         NOTICE OF ELECTION TO EXERCISE
                         ------------------------------

          This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5(h) of the Merlin Software Technologies International, Inc. 2000 Stock Option Plan (the "Plan") and Section 8 of that certain Stock Option Agreement (the "Agreement") dated as of the day of October, 2000, between Merlin Software Technologies International, Inc. (the "Company") and the undersigned.

          The  undersigned  hereby  elects  to  exercise  Optionee's  option  to
purchase           shares  of  the  common  stock  of  the Company at a price of
US$1.75 per share, for aggregate consideration of $, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

          The  undersigned  has  executed  this  Notice  this  day  of  ,  .



     Signature


     Name  (typed  or  printed)